                             AGREEMENT AND PLAN OF MERGER


    THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into
as of October    , 1996 by and between Puma Technology, Inc., a California
corporation ("Puma California"), and Puma Technology Delaware Corporation, a Delaware corporation ("Puma Delaware").

                                     WITNESSETH:

    WHEREAS, Puma Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

    WHEREAS, Puma California is a corporation duly organized and existing under the laws of the State of California;

    WHEREAS, on the date of this Merger Agreement, Puma Delaware has authority to issue 1,000 shares of Common Stock, par value $0.001 per share (the "Puma Delaware Common Stock"), of which 1,000 shares are issued and outstanding and owned by Puma California;

    WHEREAS, on the date of this Merger Agreement, Puma California has authority to issue 10,000,000 shares of Common Stock (the "Puma California Common Stock"), of which 4,294,590 shares are issued and outstanding, and 3,785,715 shares of Preferred Stock (the "Puma California Preferred Stock"), of which 2,905,749 shares are issued and outstanding;

    WHEREAS, the respective Boards of Directors for Puma Delaware and Puma California have determined that, for the purpose of effecting the reincorporation of Puma California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that Puma California merge with and into Puma Delaware upon the terms and conditions herein provided; and

    WHEREAS, the respective Boards of Directors of Puma Delaware and Puma California, the stockholders of Puma California, and the sole stockholder of Puma Delaware have adopted and approved this Merger Agreement;

    NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Puma California and Puma Delaware hereby agree to merge as follows:

    1. MERGER. Puma California shall be merged with and into Puma Delaware, and Puma Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

    2. GOVERNING DOCUMENTS. The Certificate of Incorporation of Puma Delaware shall be amended to read in full as follows:

FIRST: The name of the Corporation is Puma Technology, Inc. (hereinafter sometimes referred to as the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:

    A. CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of all classes of stock which the Corporation is authorized to issue is Forty Four Million Nine Hundred Five Thousand Seven Hundred Forty Nine (44,905,749). The total number of shares of Preferred Stock the Corporation shall have authority to issue is Four Million Nine Hundred Five Thousand Seven Hundred Forty Nine (4,905,749), $0.001 par value per share, and the total number of shares of Common Stock the Corporation shall have authority to issue is Forty Two Million (42,000,000), $0.001 par value per share.

    B. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in series. The first series of Preferred Stock shall be designated "Series A Preferred Stock," which series shall consist of 1,468,977 shares. The second series of Preferred Stock shall be designated "Series B Preferred Stock," which series shall consist of 1,151,057 shares. The third series of Preferred Stock shall be designated "Series C Preferred Stock," which series shall consist of 285,715 shares. The relative rights, preferences, privileges and restrictions granted to or imposed upon the shares of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are as follows:

         1.   DIVIDENDS.

              (a)  The holders of outstanding Series A Preferred Stock,
Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive in any fiscal year, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, distributions (as defined below) in cash at the rate per annum of $0.10 per share of Series A Preferred Stock, $0.30 per share of Series B Preferred Stock and $0.56 per share of Series C Preferred Stock. Such distributions may be payable quarterly or otherwise as the Board of Directors may from time to time determine. Distributions may be declared and paid upon common shares in any fiscal year of the Corporation only if distributions shall have been paid to or declared and set apart upon all shares of Preferred Stock at the annual rate for each quarter of such fiscal year of the Corporation including the quarter in which such distributions upon common shares are declared. The right to such distributions on Preferred Stock shall not be cumulative and no right shall accrue to holders of Preferred Stock by reason of the fact that distributions on said shares are not declared in any prior year, nor shall any undeclared or unpaid distribution bear or accrue interest.

              (b) For purposes of this Paragraph 1, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in common stock, or the purchase or redemption of shares of the Corporation (other than repurchases of common stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

              (c) Each holder of shares of Preferred Stock shall be deemed to have consented, for purposes of Sections 502 and 506 of the General Corporation Law of the State of California, to distributions made by the Corporation in connection with the repurchase of shares of common stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase.

         2.   PREFERENCE ON LIQUIDATION.

              (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets and funds of the Corporations shall be distributed as follows: First, the holders of shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation's common stock, an amount equal to $1.00 for each outstanding share of Series A Preferred Stock, $3.00 for each outstanding share of Series B Preferred Stock, and $5.60 for each outstanding share of Series C Preferred Stock plus all declared and unpaid dividends with respect to each such series to the date fixed for distribution. After setting apart or paying in full the preferential amount due the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, all remaining assets and funds of the Corporation available for distribution to its shareholders shall be distributed ratably on a per share basis among the holders of common stock, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, and the holders of the Series

C Preferred Stock as if fully converted to common stock. If upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of the Series C Preferred Stock the full amounts to which they shall be entitled pursuant to this Paragraph, the holders of the Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of the Series C Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. The merger or consolidation of the Corporation into or with another corporation in which the shareholders of the Corporation shall own less than 50% of the voting securities of the surviving corporation or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Paragraph 2.

              (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Corporation shall, within ten
(10) days after the date the Board of Directors approves such action, or twenty
(20) days prior to any shareholders' meeting called to approve such action, or twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Preferred Stock of such material change.

              (c) The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten
(10) days after the mailing of any subsequent written notice, whichever is later; provided that any such 30-day or 10-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, each series consenting as a class.

              (d) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Series A Preferred Stock, the holders of shares of Series B Preferred Stock, the holders of the Series C Preferred Stock, and the holders of shares of common stock (it being understood that with respect to the valuation of securities, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the Corporation's outstanding Series A Preferred Stock, Series B

Preferred Stock and Series C Preferred Stock, each voting as a single class). The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock of the appraiser's valuation.

         3. VOTING. Except as otherwise required by law, the shares of Preferred Stock shall be voted equally with the shares of the Corporation's common stock at any annual or special meeting of shareholders of the Corporation, or may act by written consent in the same manner as the Corporation's common stock, upon the following basis: each holder of shares of Preferred Stock shall be entitled to such number of votes for the Preferred Stock held by him on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the largest number of whole shares of the Corporation's common stock into which all of his shares of Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

         4.   CONVERSION RIGHTS.

              (a) Each share of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the issuance of such share (the "Initial Issuance Date") and without payment of further consideration into fully paid and nonassessable shares of common stock of the Corporation. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall automatically be converted into fully paid and nonassessable shares of common stock of the Corporation at any time after the Initial Issuance Date immediately upon the closing of a sale of the Corporation's securities in a firm commitment underwritten registered public offering with proceeds to the Corporation of at least Ten Million Dollars ($10,000,000) and an offering price per share to the public equal to or greater than Six Dollars ($6.00) per share appropriately adjusted for stock dividends, stock splits, stock combinations and the like. In addition, each share of Series A Preferred Stock shall automatically be converted into fully paid and nonassessable shares of common stock of the Corporation at any time after the Initial Issuance Date immediately upon the approval of the conversion of the Series A Preferred Stock into common stock by vote or written consent of the holders of at least fifty-one percent (51%) of the outstanding shares of Series A Preferred Stock. Each share of Series B Preferred Stock shall automatically be converted into fully paid and nonassessable shares of common stock of the Corporation at any time after the Initial Issuance Date immediately upon the approval of the conversion of the Series B Preferred Stock into common stock by vote or written consent of the holders of at least fifty-one percent (51%) of the outstanding shares of Series B Preferred Stock. Each share of Series C Preferred Stock shall automatically be converted into fully paid and nonassessable shares of common stock of the Corporation at any time after the Initial Issuance Date immediately upon the approval of the conversion of the Series C Preferred Stock into common stock by vote or written consent of the holders of at least fifty-one percent (51%) of the outstanding shares of Series C Preferred Stock.

              (b) The number of shares of common stock into which each share of Series A Preferred Stock may be converted shall be determined by dividing $1.00 by the Conversion Price for the series (determined as hereinafter provided) in effect at the time of the conversion. The Conversion Price per share at which shares of common stock shall be initially issuable upon conversion shall be, in the case of any shares of Series A Preferred Stock, $0.50, subject to adjustment as provided in Paragraph 5 hereof. The number of shares of common stock into which each share of Series B Preferred Stock may be converted shall be determined by dividing $3.00 by the Conversion Price for the series (determined as hereinafter provided) in effect at the time of the conversion. The Conversion Price per share at which shares of common stock shall be initially issuable upon conversion shall be, in the case of any shares of Series B Preferred Stock, $3.00, subject to adjustment as provided in Paragraph 5 hereof. The number of shares of common stock into which each share of Series C Preferred Stock may be converted shall be determined by dividing $5.60 by the Conversion Price for the series (determined as hereinafter provided) in effect at the time of the conversion. The Conversion Price per share at which shares of common stock shall be initially issuable upon conversion shall be, in the case of any shares of Series C Preferred Stock, $5.60, subject to adjustment as provided in Paragraph 5 hereof.

              (c) The holder of any shares of Preferred Stock may exercise the conversion rights after the Initial Issuance Date as to such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of common stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of common stock as provided in Subparagraph (d) of this Paragraph 4. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price for such series shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, representing the unconverted portion of the certificate so surrendered.

              (d) No fractional shares of common stock or script shall be issued upon conversion of shares of Preferred Stock. If more than one share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, so surrendered. Instead of any fractional shares of common stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Corporation's Board of Directors.

              (e) The Corporation shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of shares of common stock on conversion of Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of shares of common stock in a name other than that in which the Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

              (f) The Corporation shall at all times reserve and keep available out of its authorized but unissued common stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of common stock deliverable upon the conversion of all Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and shareholder approval), in accordance with the laws of the State of California, increase the authorized amount of its common stock if at any time the authorized number of shares of its common stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding.

              (g) All shares of common stock which may be issued upon conversion of the shares of Preferred Stock will, upon issuance by the corporation, be without payment of further consideration, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

              (h) In case any shares of Preferred Stock shall be converted pursuant to Paragraph 4 hereof, the shares so converted shall resume the status of authorized but unissued shares of Preferred Stock.

         5. ADJUSTMENT OF CONVERSION PRICE. The Conversion Price as to all authorized shares of each series of Preferred Stock, whether or not then outstanding, shall be subject to adjustment from time to time as follows:

              (a) STOCK SPLITS, DIVIDENDS AND COMBINATIONS. In case the Corporation shall at any time subdivide the outstanding shares of common stock, or shall issue a stock dividend on its outstanding common stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of common stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination.

              (b) NONCASH DIVIDENDS, STOCK PURCHASE RIGHTS, CAPITAL REORGANIZATIONS AND DISSOLUTIONS. In case:

                  (i) the Corporation shall take a record of the holders of its common stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

                 (ii) the Corporation shall take a record of the holders of its common stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                (iii) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of common stock), consolidation or merger of the Corporation with or into another corporation or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

                 (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in any such case, the Corporation shall cause to be mailed to the transfer agent for the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, and to the holders of record of the outstanding Preferred Stock at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which such a record is to be taken for the purpose of such dividend, distribution or rights, or such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

              (c) ISSUANCES AT LESS THAN THE CONVERSION PRICE. Upon the issuance by the Corporation of common stock, or any right or option to purchase common stock or stock convertible into common stock, or any obligation or any share of stock convertible into or exchangeable for common stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale other than an issuance of stock or securities pursuant to Subparagraph 5(a) or the issuance of shares of common stock upon conversion of any Preferred Stock, then forthwith upon such issue or sale, the Conversion Price shall be reduced to a price (calculated to the nearest cent) determined separately for each series of Preferred Stock by dividing:

                  (i) an amount equal to the sum of (x) the number of shares of common stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, (y) the number of shares of common stock issuable upon conversion or exchange of any obligations or of any shares of stock of the Corporation outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, and (z) an amount equal to the aggregate "consideration actually received" by the Corporation upon such issue or sale by

                 (ii) the sum of the number of shares of common stock outstanding immediately after such issue or sale and the number of shares of common stock issuable upon conversion or exchange of any obligations or of any shares of stock of the Corporation outstanding immediately after such issue or sale.

    For purposes of this Paragraph (c), the following provisions will be applicable:

                   (A) In the case of an issue or sale for cash of shares of common stock, the "consideration actually received" by the Corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Corporation.

                   (B) In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of additional shares of common stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the value of such consideration as determined by the Board of Directors.

                   (C) In case of the issuance by the Corporation in any manner of any rights to subscribe for or to purchase shares of common stock, or any options for the purchase of shares of common stock or stock convertible into common stock, all shares of common stock or stock convertible into common stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed "outstanding" as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of common stock or stock convertible into common stock covered thereby, plus the consideration, if any, received by the Corporation for such rights or options, shall be deemed to be the "consideration actually received" by the Corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

                   (D) In case of the issuance or issuances by the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for common stock, all shares of common stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the "consideration actually received" by the Corporation for such additional shares of common stock shall be deemed to be the total of (X) the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, plus (Y) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment of dividends.

                   (E) The amount of the "consideration actually received" by the Corporation upon the issuance of any rights or options referred to in Subparagraph (C) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in Subparagraph (D) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in Subparagraphs (A) and (B) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of common stock; provided, however, that if such obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the Corporation other than common stock, the amount of the "consideration actually received" by the Corporation upon the original issuance of such obligations or shares or stock so convertible or exchangeable shall be deemed to be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined by the Board of Directors at or as of that date. On the expiration of any rights or options referred to in Subparagraph (C), or the termination of any right of conversion or exchange referred to in Subparagraph (D), or any change in the number of shares of common stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of common stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

                   (F) Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of

                     (i) the grant of options to purchase, or the issue of common stock to officers, directors, employees or consultants of the Corporation and its subsidiaries pursuant to stock options or stock purchase plans or agreements, whether "qualified" for tax purposes or not, and such unexercised options granted to officers, employees and consultants shall be considered shares of stock outstanding for purposes of Subparagraphs 5(c)(i) and (ii) above, except that for purposes of the calculations made pursuant to Subparagraphs 5(c)(i) and (ii) above, the number of such option shares shall be multiplied by the exercise price of such options rather than by the then existing Conversion Price, unless said exercise price is equal to or greater than such Conversion Price, in which event the number of option shares shall be multiplied by the then existing Conversion Price of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be;

                     (ii) any shares of common stock acquired in conjunction with the purchase of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

                     (iii) any shares of common stock or Preferred Stock that may be issued upon exercise of any option or warrant outstanding on the date this Agreement and Plan of Merger is filed.

                     (G) Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price for Series B Preferred Stock in the case of the issuance of units consisting of both Series A Preferred Stock and Series B Preferred Stock at an issuance price equal to or more than $1.60 per share of common stock into which all such preferred stock may be converted at issuance.

                     (H) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons or options or rights not referred to in Subparagraph 5(c) above, then, in each such case, the holders of the Preferred Stock shall be entitled to the distribution at the rate provided for in Paragraph 1 above before any distribution shall be made to the holders of the Corporation's common stock, and no adjustment to the Conversion Price provided for in this Paragraph 5 shall be applicable.

    For purposes of the foregoing, the per share consideration with respect to the sale or issuance of Preferred Stock shall be the price per share received by the Corporation, prior to the payment of any expenses, commissions, discounts and other applicable costs.

              (d) NONIMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

              (e) NOTICE OF ADJUSTMENT. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Paragraph 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and prepare and furnish to each holder of Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Conversion Price at the time in effect for the Preferred Stock held by such holder, and (C) the number of shares of common stock and the amount, if any, of other property which at the time would be received upon the conversion of his shares.

         6. CHANGES. So long as any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least fifty-one percent (51%) of the total number of shares of Series A Preferred Stock outstanding, at least fifty-one percent (51%) of the total number of shares of Series B Preferred Stock outstanding, at least fifty-one percent (51%) of the total number of shares of Series C Preferred Stock outstanding, and at least fifty-one percent (51%) of the total number of common shares outstanding, undertake any of the following actions:

              (a) amend the provisions of the Corporation's Articles of Incorporation; or

              (b) sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all of its assets (other than for the purposes of securing payment of any contract or obligation); or

              (c) license any of its technology in such a manner as to have the same economic effect as a sale or disposition of all or substantially all of the assets of the Corporation; or

              (d) make any "distribution," as defined in Subparagraph 1(b), with respect to the common stock; or

              (e) merge or consolidate with or into any other corporation except into or with a wholly owned subsidiary.

         7. STATUS OF CONVERTED OR REDEEMED STOCK. In the event any shares of Preferred Stock shall be converted pursuant to Section 3 or Section 4 hereof or shall be repurchased or otherwise acquired by the Corporation in any manner whatsoever, such shares shall be retired and canceled promptly after the acquisition thereof. Such shares shall not be reissued as shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock or shares of any other series of Preferred Stock. Upon such cancellation, and upon the filing of any certificates required or appropriate under applicable law, the number of authorized shares of Preferred Stock as set forth in Article FOURTH, Section A shall be reduced by the number of such shares so canceled.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

    A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

    B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

    C. On and after the closing date of the first sale of the Corporation's Common Stock pursuant to a firmly underwritten registered public offering (the "IPO"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to such sale, unless otherwise provided by law, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

    D.   Special meetings of stockholders of the Corporation may be called only
         (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at the meeting.

SIXTH:

    A. The number of directors shall initially be set at four (4) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH, Section C below may be filled at a special meeting of the stockholders held for that purpose.

    B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section A above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the Corporation. Any adoption, amendment or repeal of By-Laws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation. Any adoption, amendment or repeal of By-Laws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; PROVIDED, HOWEVER, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

The Certificate of Incorporation of Puma Delaware, as amended herein, shall continue to be the Certificate of Incorporation of Puma Delaware as the surviving

Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws. The By-Laws of Puma Delaware, in effect on the Effective Date, shall continue to be the By-Laws of Puma Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

         1. DIRECTORS AND OFFICERS. The directors and officers of Puma California shall become the directors and officers of Puma Delaware upon the Effective Date and the members of the audit committee, compensation committee and pricing committee of Puma California shall become the members of such committees for Puma Delaware.

         2. SUCCESSION. On the Effective Date, Puma Delaware shall succeed to Puma California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

         3. FURTHER ASSURANCES. From time to time, as and when required by Puma Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Puma California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Puma Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Puma California, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of Puma Delaware are fully authorized in the name and on behalf of Puma California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         4. STOCK CERTIFICATES. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of Puma California stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Puma Delaware stock into which the shares of Puma California stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Puma Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Puma Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Puma Delaware stock evidenced by such outstanding certificate as above provided.

         5. OPTIONS, WARRANTS AND CONVERTIBLE DEBENTURES. Upon the Effective Date, each outstanding option, warrant, convertible debenture or other right to purchase shares of Puma California stock, including those options granted under the 1993 Stock Option Plan (the "Option Plan") of Puma California, shall be converted into and become an option, warrant, debenture or right to purchase the same number of shares of Puma Delaware stock, at a price per share equal to the exercise price of the option, warrant or right to purchase Puma California stock, and upon the same terms and subject to the same conditions as set forth in the Option Plan and other agreements entered into by Puma California pertaining to such options, warrants, debentures or rights. A number of shares of Puma Delaware stock shall be reserved for purposes of such options, warrants, debentures and rights equal to the number of shares of Puma California stock so reserved as of the Effective Date. As of the Effective Date, Puma Delaware shall assume all obligations of Puma California under agreements pertaining to such options, warrants, debentures and rights, including the Option Plan, and the outstanding options, warrants, debentures or other rights, or portions thereof, granted pursuant thereto.

         6. OTHER EMPLOYEE BENEFIT PLANS. As of the Effective Date, Puma Delaware hereby assumes all obligations of Puma California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

         7. OUTSTANDING COMMON STOCK OF PUMA DELAWARE. Forthwith upon the Effective Date, the One Hundred (100) shares of Puma Delaware Common Stock presently issued and outstanding in the name of Puma California shall be canceled and retired and resume the status of authorized and unissued shares of Puma Delaware Common Stock, and no shares of Puma Delaware Common Stock or other securities of Puma Delaware shall be issued in respect thereof.

         8. COVENANTS OF PUMA DELAWARE. Puma Delaware covenants and agrees that it will, on or before the Effective Date:

              a. Qualify to do business as a foreign corporation in the State of California, and in all other states in which Puma California is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of Puma Delaware. In connection therewith, Puma Delaware shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder.

              b. File any and all documents with the California Franchise Tax Board necessary to the assumption by Puma Delaware of all of the franchise tax liabilities of Puma California.

         9. AMENDMENT. At any time before or after approval and adoption by the stockholders of Puma California, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of Puma Delaware and Puma California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

         10. ABANDONMENT. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the

Board of Directors of either Puma California or Puma Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of Puma Delaware and the stockholders of Puma California.

         11. COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

    IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of Puma California and Puma Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

                                       PUMA TECHNOLOGY DELAWARE CORPORATION, a
                                       Delaware corporation



                                       By:
                                           ------------------------------------
                                            Bradley A. Rowe, President and
                                            Chief Executive Officer



                                       By:
                                           ------------------------------------
                                            Steven Nicol, Secretary


                                       PUMA TECHNOLOGY, INC. a California
                                       corporation



                                       By:
                                           ------------------------------------
                                            Bradley A. Rowe, President and
                                            Chief Executive Officer



                                       By:
                                           ------------------------------------
                                            Steven Nicol, Secretary

                               CERTIFICATE OF SECRETARY

                                          OF

                         PUMA TECHNOLOGY DELAWARE CORPORATION

                               (a Delaware corporation)


    I, Steven Nicol, the Secretary of Puma Technology Delaware Corporation, a Delaware corporation (the "Corporation"), hereby certify that the Agreement and Plan of Merger to which this Certificate is attached was duly signed on behalf of the Corporation by its Secretary under the corporate seal of the Corporation and was duly approved and adopted by a unanimous vote of the outstanding stock entitled to vote thereon by written consent of the sole stockholder of the
Corporation dated August    , 1996.

    Executed effective on the          day of October, 1996.



                                       ----------------------------------------
                                       Steven Nicol, Secretary

                              CERTIFICATE OF APPROVAL OF

                           AGREEMENT AND PLAN OF MERGER OF

                                PUMA TECHNOLOGY, INC.

                              (a California corporation)


    Bradley A. Rowe and Steven Nicol certify that:

    1. They are the duly elected and acting President and Secretary, respectively of Puma Technology, Inc., a California corporation (the "Corporation").

    2.   This Certificate is attached to the Agreement and Plan of Merger dated
as of October    , 1996, providing for the merger of the Corporation with and into a Delaware corporation.

    3. The Agreement and Plan of Merger in the form attached hereto (the "Merger Agreement") was approved by the Board of Directors of the Corporation at a meeting duly noticed and held on August 15, 1996.

    4. The total number of outstanding shares of the Corporation entitled to vote on the merger was 4,294,590 shares of Common Stock, 1,468,977 shares of Series A Preferred Stock, 1,151,057 shares of Series B Preferred Stock, and 285,715 shares of Series C Preferred Stock.

    5. The principal terms of the Merger Agreement were approved by an affirmative vote which exceeded the vote required, such vote being a majority of the outstanding shares of the Corporation, a majority of the total number of outstanding shares of Common Stock and at least 51% of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class.

    Dated:  October     , 1996.



                                       ----------------------------------------
                                       Bradley A. Rowe, President


                                       ----------------------------------------
                                       Steven Nicol, Secretary

    The undersigned, Bradley A. Rowe, President, and Steven Nicol, Secretary, of Puma Technology, Inc., a California corporation, declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their knowledge.

    Executed at San Jose, California, on October    , 1996.



                                       ----------------------------------------
                                       Bradley A. Rowe, President



                                       ----------------------------------------
                                       Steven Nicol, Secretary